UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
July 26, 2019
Date of Report (Date of earliest event reported)
CASTLIGHT HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-36330 (Commission File Number)	26-1989091 (I.R.S. Employer Identification Number)
150 Spear Street, Suite 400
San Francisco, CA 94105
(Address of principal executive offices)
(415) 829-1400
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)
Not applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	CSLT	New York Stock Exchange
Securities registered pursuant to section 12(g) of the Act:
Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [x]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [x]

Item 2.02 Results of Operations and Financial Condition.

On July 30, 2019, Castlight Health, Inc. (the “Company”) issued a press release announcing its results for the three months ended June 30, 2019. The press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed by the Company with the Securities and Exchange Commission, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in such filing (or any reference to this Current Report on Form 8-K generally), except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2019, the Company issued a press release announcing certain key management changes. The press release is attached to this current report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

On July 26, 2019, John C. Doyle, Chief Executive Officer and a member of the Board of Directors (the “Board”) of the Company, notified the Board of his intention to resign from all executive and Board positions held at the Company, effective July 26, 2019 (the “Resignation Date”). Mr. Doyle’s decision to resign was not due to any disagreements with management or the Board or any matters relating to the Company’s operations, policies or practices.

On July 26, 2019, the Board appointed Maeve O’Meara, Executive Vice President, Product and Customer Experience, to serve as Chief Executive Officer (Principal Executive Officer), effective upon the Resignation Date. In addition, the Board unanimously approved Ms. O’Meara to serve as a Class III director, whose term will expire at the Company’s 2020 annual meeting of stockholders. In connection with her appointment as Chief Executive Officer, Ms. O’Meara will no longer serve as Executive Vice President, Product and Customer Experience.

Ms. O’Meara, 37, has served as Executive Vice President, Product and Customer Experience since June 2018. Ms. O’Meara joined the Company in 2010, and previously served as the Company’s Chief Product Officer and Senior Vice President of Products. Prior to joining the Company, Ms. O’Meara was a venture capital investor at Highland Capital Partners, a venture capital firm, where she focused on investments in healthcare IT and services and the consumer internet markets. Ms. O’Meara holds an M.B.A. from Stanford Graduate School of Business and a B.A. in Economics from the University of Virginia. There are no family relationships between Ms. O’Meara and any previous or current officers or directors of the Company, and there are no related party transactions reportable under Item 404(a) of Regulation S-K.

Additionally, on July 26, 2019, the Board appointed Siobhan Nolan Mangini, the Company’s Chief Financial Officer, to serve additionally as its President, effective on July 26, 2019.

Ms. Nolan Mangini, 38, has served as Chief Financial Officer since July 2016. Prior to that she served as Vice President, Finance & Business Operations, from October 2015 to July 2016. She joined the Company in February 2012 and previously served as Senior Director, Financial Planning & Business Operations, from November 2014 to September 2015, and as Director, Strategy & Business Development, from February 2012 to September 2014. Prior to joining the Company, she worked at Bain & Company, a management consulting company, from 2009 to January 2012, working in the health care and private equity practices. Ms. Nolan Mangini holds a B.S. in Economics from The Wharton School at University of Pennsylvania, an M.B.A. from the Graduate School of Business at Stanford University, and an M.P.A. from The Kennedy School of Government at Harvard University. Ms. Nolan Mangini is a CFA charterholder. There are no family relationships between Ms. Nolan Mangini and any previous or current officers or directors of the Company, and there are no related party transactions reportable under Item 404(a) of Regulation S-K.

In connection with their appointments, the Company entered into new offer letters with Ms. O’Meara and Ms. Nolan Mangini, effective July 26, 2019 (collectively, the “Offer Letters”). Pursuant to the Offer Letters, the base salary for Ms. O’Meara will be $450,000, her annual target bonus percentage of base salary will be 100%, and she will receive a sign-on bonus of $500,000 which must be repaid if she leaves within 12 months following the effective date of the Offer Letter. Also pursuant to the Offer Letters, the base salary for Ms. Nolan Mangini will be $400,000, her annual target bonus percentage of base salary will be 75%, and she will receive a sign-on bonus of $300,000, which must be repaid if she leaves within 6 months following the effective date of the Offer Letter.

Subject to approval by the Company’s Compensation and Talent Committee, Ms. O’Meara will be eligible to receive (i) a grant of restricted stock units (“RSUs”) determined by dividing $1,000,000 by the closing price of the Company’s Class B common stock on the date of grant, which grant will vest in equal quarterly installments over a period of four years starting on November 16, 2019, provided Ms. O’Meara remains in continuous service on each applicable vesting date and (ii) a grant of performance-based restricted stock units determined by dividing $1,000,000 by the closing price of the Company’s Class B common stock on the date of grant, which grant will be subject to performance metrics as determined by the Company’s Compensation and Talent Committee.

Subject to approval by the Company’s Compensation and Talent Committee, Ms. Nolan Mangini will be eligible to receive (i) a grant of RSUs determined by dividing $600,000 by the closing price of the Company’s Class B common stock on the date of grant, which grant will vest in equal quarterly installments over a period of four years starting on November 16, 2019, provided Ms. O’Meara remains in continuous service on each applicable vesting date and (ii) a grant of performance-based restricted stock units determined by dividing $300,000 by the closing price of the Company’s Class B common stock on the date of grant, which grant will be subject to performance metrics as determined by the Company’s Compensation and Talent Committee.

In connection with Ms. O’Meara’s promotion to Chief Executive Officer, Ms. O’Meara will also be entitled to receive the severance benefits applicable to the Chief Executive Officer under the Executive Severance Agreement previously entered into between Ms. O’Meara and the Company, which severance benefits are greater than the severance benefits to which Ms. O’Meara was entitled as an Executive Vice President under such agreement. Ms. Nolan Mangini will continue to receive the severance benefits applicable to a Chief Financial Officer under the Executive Severance Agreement attached to her Offer Letter.

As previously disclosed, the Executive Severance Agreement provides for the payment of severance and other benefits to eligible employees in the event of a termination of employment at the Company without “Cause” or for “Good Reason”, each as defined in the Executive Severance Agreement (each, a “Qualifying Termination”). In the event of a Qualifying Termination and subject to the employee’s execution of a general release of liability against the Company, the Executive Severance Agreement provides the following payments and benefits to the executive officers:

•
a lump sum payment equal to, in the case of the Chief Executive Officer, 12 months of base salary and COBRA premiums or, in the case of an Executive Vice President or our Chief Financial Officer, nine months of base salary and COBRA premiums; provided, that if an Executive Vice President or Chief Financial Officer has not been providing services to the Company for at least one year prior to the Qualifying Termination, such officer will only receive a lump sum payment equal to the executive officer’s base salary for six months and will not be entitled to the value of any COBRA premiums.

In addition, in the event of a Qualifying Termination during the period that is three months prior through 12 months following a “Corporate Transaction”, as defined in the Executive Severance Agreement, and subject to the applicable participant’s execution of a general release of liability against the Company, the Executive Severance Agreement provides the following payments and benefits to the executive officers:

•
a lump sum payment equal to, in the case of the Chief Executive Officer, 24 months of base salary and COBRA premiums or, in the case of an Executive Vice President or our Chief Financial Officer, 18 months of base salary and COBRA premiums; and

•	full vesting of all outstanding equity awards held by each participant, as set forth in the Company 2014 Equity Incentive Plan.
The foregoing summary of the Offer Letters and the Executive Severance Agreements does not purport to be complete and is subject to, and qualified in its entirety by the Offer Letters, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2019 and the form Executive Severance Agreement which was previously filed as Exhibit 10.1 to Form 8-K on July 11, 2016.

Forward-Looking Statements

This report contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the impact of the Company’s expectations for future business and financial performance. Statements including words such as “anticipate,” “believe,” “estimate,” “will,” “continue,” “expect,” or “future,” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in the Company’s documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this report are based on information available to the Company as of the date hereof. The Company assumes no obligation to update these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1    Press Release, dated July 30, 2019, entitled “Castlight Health Announces Second Quarter 2019 Results”

99.2    Press Release, dated July 30, 2019, entitled “Castlight Health Announces Key Management Changes”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLIGHT HEALTH, INC.
Date:	July 30, 2019	By:	/s/ Siobhan Nolan Mangini
Siobhan Nolan Mangini
President and Chief Financial Officer